Exhibit 99.1

News Release

Contact: Michael Mitchell, 513-784-8959, mmitchell@chiquita.com

CHIQUITA REPORTS SECOND QUARTER 2007 RESULTS

Company Makes Significant Debt-Reduction Progress, But Net Income Declines Year-over-Year

CINCINNATI – Aug. 2, 2007 – Chiquita Brands International, Inc. (NYSE: CQB) today released financial and operating results for the second quarter 2007. Second quarter net sales increased by 2 percent year-over-year to $1.3 billion, and the company reported net income of $9 million, or $0.20 per diluted share, including a charge of $3 million, or $0.07 per share, related to a settlement of U.S. antitrust litigation. The company reported net income of $23 million, or $0.54 per diluted share, in the year-ago period.

“We were not satisfied with our second quarter results,” said Fernando Aguirre, chairman and chief executive officer. “We are taking aggressive actions to address continuing challenging market conditions, and expect to reverse the recent trend and begin delivering modest year-over-year improvements in operating results starting in the third quarter.”

Aguirre continued, “We remain confident in our strategy to generate sustainable, profitable growth by delivering innovative, higher-margin products and building a high-performance organization. We were pleased to complete the previously announced strategic shipping agreement during the quarter and use a significant portion of the proceeds from that transaction to pay down debt. We will continue to take actions to strengthen our balance sheet, improve our risk profile, focus our efforts on market activities, and diversify our company by product, channel and geography.”

Chiquita repaid more than $200 million of debt during the second quarter, primarily from proceeds from the sale of its 12 refrigerated cargo vessels. As a result, the company’s total debt at June 30, 2007, was $857 million, compared to $1.061 billion at March 31, 2007. The company expects to continue paying down debt until it reaches its target debt-to-capital ratio of 40 percent, compared to 49 percent at June 30, 2007.

SECOND QUARTER 2007 SUMMARY

($ millions)	Q2 2007	Q2 2006	YTD 2007	YTD 2006
Net Sales	$1,255.4	$1,228.6	$2,447.8	$2,382.3
Operating Income	$34.3	$45.4	$52.3	$84.7
Operating Cash Flow	$69.2	$71.5	$63.1	$52.9
Net Income	$8.6	$22.9	$5.2	$42.4
Total Debt	$856.7	$991.7
Cash	$164.9	$91.5

•

Net Sales: Quarterly sales rose primarily due to increased banana volume in European trading markets, particularly in Turkey, where the company established a year-round market presence earlier this year, and to favorable foreign exchange rates.

•

Operating Income: Operating income decreased year-over-year due to lower results in the Salads and Healthy Snacks segment, as a result of higher raw product and food-safety costs, and in Other Produce.

For net sales and operating income information by segment, see Exhibit A.

•

Operating cash flow was $69 million, down slightly from the year-ago quarter, as continuing improvements in accounts receivable and other working capital items offset most of the decline in operating income.

•

Total debt: The decrease in total debt was due to the sale of the company’s ships. The company used proceeds from the transaction to repay approximately $170 million of debt, including $90 million of debt which had been secured by the ships, $24 million of Term Loan B, and $56 million of revolving credit borrowings. See Exhibit G for a detailed debt schedule.

•

Cash: The increase in cash was also primarily due to proceeds from the sale of the company’s ships. In addition to the $170 million used to pay down debt, the company retained approximately $52 million for general corporate purposes, including growth investments or future debt repayments.

OUTLOOK

While the company does not provide specific guidance for net sales and net income, the following chart summarizes management’s estimates of the impact of certain items on the company’s results for 2007.

($ millions)	Q1 2007 Actual	Q2 2007 Actual	Full-Year 2007 Estimate
Capital Expenditures	$11	$11	$50-55
Depreciation & Amortization	$22	$23	$85
Gross Interest Expense [1]	$23	$24	$82-87
Net Interest Expense [1]	$21	$21	$75-80
Higher Industry Costs [2]	$20	$14	$55-65
Gross Cost Savings	$6	$10	$40
Euro Hedging Costs [3]	$6	$7	$20
Fuel Hedging Costs (Gains) [4]	$1	$(2)	$(7)

[1]	Assumes an average LIBOR rate of 5.3 percent.
[2]	Variance year-over-year for items such as raw products, fuel, ship charters, paper and resins.
[3]

Euro hedging costs were $17 million in 2006. The 2007 euro hedging cost estimates are based on current market forward rates in relation to the company’s hedging portfolio, which includes euro put options at strike rates of $1.34 per euro through December 2007.

[4]	The company realized a fuel hedging gain of $12 million in 2006. The 2007 fuel hedging gain estimates are based on current market forward rates.

CONFERENCE CALL

A conference call to discuss second quarter 2007 results will begin at 4:30 p.m. EDT today and will be available via webcast at www.chiquita.com. Toll-free telephone access will be available by dialing 1-877-704-5378 in the United States and +913-312-1268 from international locations. A webcast and audio replay of the call at www.chiquita.com will be available until Aug. 16, 2007. To access the phone replay, dial 1-888-203-1112 from the United States and +719-457-0820 from international locations and enter the access code 4129555. A transcript of the call will be posted as soon as possible after Aug. 2 and will be available from the company’s web site for 12 months.

ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.

With annual revenues of approximately $4.5 billion, Chiquita Brands International, Inc. (NYSE: CQB) is a leading international marketer and distributor of high-quality fresh and value-added food products – from energy-rich bananas and other fruits to nutritious blends of convenient green salads. The company’s products and services are designed to win the hearts and smiles of the world’s consumers by helping them enjoy healthy fresh foods. The company markets its products under the Chiquita® and Fresh Express® premium brands and other related trademarks. Chiquita employs approximately 25,000 people operating in more than 70 countries worldwide. For more information, please visit our web site at www.chiquita.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including the continuing impact of the 2006 conversion to a tariff-only banana import regime in the European Union; unusual weather conditions; industry and competitive conditions; financing; product recalls and other events affecting the industry and consumer confidence in the company’s products; the customary risks experienced by global food companies, such as the impact of product and commodity prices, food safety, currency exchange rate fluctuations, government regulations, labor relations, taxes, crop risks, political instability and terrorism; and the outcome of pending claims and governmental investigations involving the company.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Exhibit A:

SECOND QUARTER DETAILED SEGMENT INFORMATION

(All comparisons below are to the second quarter 2006, unless otherwise specified.)

Beginning in 2007, Chiquita modified its reportable business segments to better align with the company’s current internal management reporting procedures and practices of other consumer food companies. The company reports three business segments:

•	Bananas: This segment includes the sourcing (purchase and production), transportation, marketing and distribution of bananas.

•	Salads and Healthy Snacks: This segment includes value-added salads, fresh vegetable and fruit ingredients used in foodservice, fresh-cut fruit operations, and processed fruit ingredient products.

•	Other Produce: This segment includes the sourcing, marketing and distribution of whole fresh fruits and vegetables other than bananas.

In addition, to provide more transparency to the operating results of each segment, the company no longer allocates certain corporate expenses to the reportable segments. These expenses are now included in “Corporate.” Prior-period figures have been reclassified to reflect these changes (See Exhibit F).

Bananas

Net sales for the segment increased 3 percent to $528 million. Segment operating income was $44 million, compared to operating income of $40 million last year.

Segment operating income benefited from the following factors:

•	$10 million benefit from the impact of European currency (outlined in Exhibit E).

•	$8 million benefit from the absence of residual costs related to Tropical Storm Gamma, which affected sourcing, logistics and other costs in the 2006 second quarter.

•	$3 million of cost savings, primarily related to efficiencies in the company’s tropical production and supply chain.

•	$2 million of benefit from improved pricing in Trading Markets.

These favorable items were partially offset during the quarter by:

•	$6 million from lower core European local banana pricing.

•	$5 million of net industry cost increases for purchased fruit, paper, ship charters and fuel, which is in line with previous company estimates.

•	$3 million of other higher costs, such as an increase in agricultural programs to boost future productivity and impact of local currency revaluation on labor costs in Latin America.

•	$3 million from lower volume in core European markets.

•	$2 million of lower fuel hedging gains compared to the second quarter 2006.

Salads and Healthy Snacks

Net sales increased 2 percent to $333 million. Operating income was $13 million, compared to $19 million in the same quarter in 2006.

Segment operating results were adversely affected by:

•	$9 million of higher industry costs, primarily from higher lettuce sourcing costs, resulting from slower-than-expected category volume recovery, and higher fuel prices.

•	$2 million due to higher research and development expenses, primarily related to funding of independent scientific studies of the E. coli pathogen in fresh produce.

These adverse items were offset in part by:

•	$7 million from the achievement of cost savings primarily related to improved production scheduling and logistics.

Other Produce

Net sales increased 1 percent to $393 million. The quarterly operating loss was $1 million in 2007, compared to operating income of $3 million in the second quarter 2006.

Segment operating results were adversely affected by:

•	$4 million decline in profitability at Atlanta AG, the company’s German distribution business, related to a reduction in the volume of certain nonbanana products.

•	$2 million of start-up expenses from the expansion of Just Fruit in a Bottle, a 100 percent fresh-fruit smoothie product, in Europe.

These adverse items were offset in part by:

•	$3 million improvement at Chiquita Chile primarily due to favorable pricing,

Corporate

Corporate expenses increased to $22 million in the 2007 second quarter, compared to $17 million in the same quarter last year. The increase was primarily due to a $3 million charge related to the settlement of U.S. antitrust litigation and an increase in legal and professional expenses.

Exhibit B:

CHIQUITA BRANDS INTERNATIONAL, INC.

CONSOLIDATED INCOME STATEMENT

(Unaudited - in millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net sales	$1,255.4	$1,228.6	$2,447.8	$2,382.3
Operating expenses
Cost of sales	1,089.6	1,060.5	2,141.3	2,053.2
Selling, general and administrative	111.0	104.7	213.9	207.4
Depreciation	21.0	19.6	40.7	38.4
Amortization	2.5	2.4	4.9	4.8
Equity in earnings of investees	(3.0)	(4.0)	(5.3)	(6.2)

	1,221.1	1,183.2	2,395.5	2,297.6

Operating income	34.3	45.4	52.3	84.7

Interest income	2.6	1.8	5.2	3.6
Interest expense	(23.7)	(20.5)	(47.0)	(40.8)

Income before taxes	13.2	26.7	10.5	47.5
Income taxes [1]	(4.6)	(3.8)	(5.3)	(5.1)

Net income	$8.6	$22.9	$5.2	$42.4

Basic earnings per share	$0.20	$0.54	$0.12	$1.01
Diluted earnings per share [2]	0.20	0.54	0.12	1.00

Shares used to calculate basic earnings per share	42.5	42.1	42.4	42.0
Shares used to calculate diluted earnings per share [2]	43.2	42.6	42.8	42.5

[1]

Income taxes included benefits of zero and $4 million for the quarter and six months ended June 30, 2007, and $1 million and $3 million for the quarter and six months ended June 30, 2006, due to the resolution of tax contingencies in various jurisdictions.

[2]	Includes the dilutive effect of outstanding warrants and stock options, based on the treasury stock method, and the dilutive effect of restricted stock awards.

Exhibit C:

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – SECOND QUARTER

(Unaudited - in millions, except for percentages and exchange rates)

	Quarter Ended June 30,		Percent Change Favorable (Unfavorable) vs. 2006
	2007	2006
Net sales by segment
Bananas	$528.5	$511.6	3.3%
Salads and Healthy Snacks	333.4	328.1	1.6%
Other Produce	393.5	388.9	1.2%

Total net sales	1,255.4	1,228.6	2.2%

Segment operating income
Bananas	$44.4	$40.5	9.6%
Salads and Healthy Snacks	13.3	18.5	(28.1)%
Other Produce	(1.3)	3.4	n/a
Corporate	(22.1)	(17.0)	(30.0)%

Total operating income	34.3	45.4	(24.4)%

Operating margin by segment
Bananas	8.4%	7.9%	0.5	pts
Salads and Healthy Snacks	4.0%	5.6%	(1.6	) pts
Other Produce	(0.3)%	0.9%	(1.2	) pts

SG&A as a percent of sales	8.8%	8.5%	(0.3	) pts

Company banana sales volume
(40 lb. boxes)
North America	15.4	14.7	4.8%
European Core Markets [1]	13.7	14.2	(3.5)%
Asia and the Middle East [2]	4.5	5.3	(15.1)%
Trading Markets	2.7	1.1	145.5%

Total	36.3	35.3	2.8%

Fresh Express retail value-added salad sales volume
(12-count cases)	17.4	17.3	0.6%

Euro average exchange rate, spot
(dollars per euro)	$1.35	$1.25	8.0%

Euro average exchange rate, hedged
(dollars per euro)	$1.30	$1.21	7.4%

[1]	The member countries of the European Union (except new entrants Romania and Bulgaria, which continue to be reported in “Trading Markets”), Switzerland, Norway and Iceland.
[2]	The company primarily operates through joint ventures in this region.

Exhibit C (continued):

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – SIX MONTHS

(Unaudited - in millions, except for percentages and exchange rates)

	Six Months Ended June 30,		Percent Change Favorable (Unfavorable) vs. 2006
	2007	2006
Net sales by segment
Bananas	$1,051.3	$994.5	5.7%
Salads and Healthy Snacks	625.3	631.8	(1.0)%
Other Produce	771.2	756.0	2.0%

Total net sales	2,447.8	2,382.3	2.7%

Segment operating income
Bananas	$77.9	$77.8	0.1%
Salads and Healthy Snacks	13.8	30.5	(54.8)%
Other Produce	(4.7)	8.9	n/a
Corporate	(34.7)	(32.5)	(6.8)%

Total operating income	52.3	84.7	(38.3)%

Operating margin by segment
Bananas	7.4%	7.8%	(0.4	) pts
Salads and Healthy Snacks	2.2%	4.8%	(2.6	) pts
Other Produce	(0.6)%	1.2%	(1.8	) pts

SG&A as a percent of sales	8.7%	8.7%	0.0	pts

Company banana sales volume
(40 lb. boxes)
North America	30.2	28.4	6.3%
European Core Markets [1]	28.3	28.2	0.4%
Asia and the Middle East [2]	9.2	10.4	(11.5)%
Trading Markets	4.8	2.1	128.6%

Total	72.5	69.1	4.9%

Fresh Express retail value-added salad sales volume
(12-count cases)	33.6	33.3	0.9%

Euro average exchange rate, spot
(dollars per euro)	$1.33	$1.23	8.1%

Euro average exchange rate, hedged
(dollars per euro)	$1.29	$1.19	8.4%

[1]	The member countries of the European Union (except new entrants Romania and Bulgaria, which continue to be reported in “Trading Markets”), Switzerland, Norway and Iceland.
[2]	The company primarily operates through joint ventures in this region.

Exhibit D:

CHIQUITA AVERAGE BANANA PRICES AND VOLUME

YEAR-OVER-YEAR PERCENTAGE CHANGE

2007 vs. 2006

(Unaudited)

	Pricing		Volume
Region	Q2	YTD	Q2	YTD
North America	0%	1%	5%	6%

European Core Markets[1]
U.S. Dollar basis[2]	5%	5%	(4)%	0%
Local Currency	(3)%	(3)%

Asia and the Middle East[3]
U.S. Dollar basis	4%	6%	(15)%	(12)%

Trading Markets
U.S. Dollar basis	4%	1%	146%	129%

[1]	The member countries of the European Union (except new entrants Romania and Bulgaria, which continue to be reported in “Trading Markets”), Switzerland, Norway and Iceland.
[2]	Prices on a U.S. dollar basis do not include the impact of hedging.
[3]	The company primarily operates through joint ventures in this region.

FRESH EXPRESS RETAIL VALUE-ADDED SALADS

NET REVENUE PER CASE AND VOLUME

YEAR-OVER-YEAR PERCENTAGE CHANGE

2007 vs. 2006

(Unaudited)

	Net Revenue Per Case		Volume
Region	Q2	YTD	Q2	YTD
North America	(1)%	(1)%	1%	1%

Exhibit E:

EUROPEAN CURRENCY

YEAR-OVER-YEAR CHANGE - FAVORABLE (UNFAVORABLE)

2007 vs. 2006

(Unaudited - in millions)

Currency Impact (Euro/Dollar)	Q2	YTD
Revenue	$18	$40
Local Costs	(6)	(13)
Hedging[1]	(1)	(3)
Balance sheet translation[2]	(1)	(1)

Net European currency impact	$10	$23

[1]	Hedging costs in the second quarter 2007 were $7 million compared to $6 million in the second quarter 2006. Hedging costs for YTD 2007 were $13 million compared to $10 million for YTD 2006.
[2]	Balance sheet translation was zero for the second quarter and YTD 2007. Balance sheet translation was a gain of $1 million for the second quarter and YTD 2006.

Exhibit F:

CHIQUITA BRANDS INTERNATIONAL, INC.

SEGMENT OPERATING STATISTICS

RECLASSIFIED - 2006

(Unaudited - in millions)

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	FY 2006
Net sales by segment
Bananas	$482.9	$511.6	$444.5	$494.8	$1,933.8
Salads and Healthy Snacks	303.7	328.1	292.8	269.7	1,194.3
Other Produce	367.1	388.9	294.7	320.3	1,371.0

Total net sales	1,153.7	1,228.6	1,032.0	1,084.8	4,499.1

Segment operating income
Bananas	$37.3	$40.5	$(31.5)[1]	$16.3	$62.6
Salads and Healthy Snacks	12.0	18.5	1.6	(0.4)	31.7
Other Produce	5.5	3.4	(33.0)[1]	(8.3)	(32.4)
Corporate	(15.5)	(17.0)	(15.7)	(41.4)[2]	(89.6)

Total operating income	39.3	45.4	(78.6)	(33.8)	(27.7)

Operating margin by segment
Bananas	7.7%	7.9%	(7.1)%	3.3%	3.2%
Salads and Healthy Snacks	4.0%	5.6%	0.5%	(0.1)%	2.7%
Other Produce	1.5%	0.9%	(11.2)%	(2.6)%	(2.4)%

[1]	The Banana and Other Produce segment results included $14 million and $29 million, respectively, of goodwill impairment charges from the Atlanta AG business.
[2]	Includes $25 million charge for the settlement of the U.S. Department of Justice investigation of the company.

Exhibit G:

CHIQUITA BRANDS INTERNATIONAL, INC.

DEBT SCHEDULE - SECOND QUARTER 2007

(Unaudited - in millions)

	Mar. 31, 2007	Additions		Payments, Other Reductions		June 30, 2007
Parent Company
7 1/2% Senior Notes	$250.0	$—		$—		$250.0
8 7/8% Senior Notes	225.0	—		—		225.0

Subsidiaries
Chiquita Brands L.L.C. facility
Term Loan B	24.3	—		(24.3	) (a)	—
Term Loan C	368.4	—		(0.9)		367.5
Revolver	80.0	—		(80.0	) (a)	—

Shipping	100.0	1.2	(b)	(101.2	) (c)	—

Other	13.6	0.6		—		14.2

Total Debt	$1,061.3	$1.8		$(206.4)		$856.7

(a)	The company repaid Term Loan B and revolving credit borrowings in the 2007 second quarter, in part through proceeds from the sale of its ships.
(b)	Represents the exchange impact on euro-denominated debt.
(c)	The company paid approximately $10 million in normal maturities on the ship debt in April, and paid the remainder upon completion of the sale of its ships in June.

Exhibit G (continued):

CHIQUITA BRANDS INTERNATIONAL, INC.

DEBT SCHEDULE - YEAR-TO-DATE 2007

(Unaudited - in millions)

	Dec. 31, 2006	Additions		Payments, Other Reductions		June 30, 2007
Parent Company
7 1/2% Senior Notes	$250.0	$—		$—		$250.0
8 7/8% Senior Notes	225.0	—		—		225.0

Subsidiaries
Chiquita Brands L.L.C. facility
Term Loan B	24.3	—		(24.3	) (a)	—
Term Loan C	369.4	—		(1.9)		367.5
Revolver	44.0	40.0	(a)	(84.0	) (a)	—

Shipping	100.6	1.9	(b)	(102.5	) (c)	—

Other	15.2	0.4		(1.4)		14.2

Total Debt	$1,028.5	$42.3		$(214.1)		$856.7

(a)	The company borrowed $40 million for seasonal working capital requirements under its revolving credit facility and repaid $4 million of these revolver borrowings in the first quarter 2007. The company repaid the remainder of the revolving credit borrowings in the second quarter, in part through proceeds from the sale of its ships. The company also repaid Term Loan B upon completion of the ship sale.
(b)	Represents the exchange impact on euro-denominated debt.
(c)	The company paid approximately $11 million in normal maturities on the ship debt through April, and paid the remainder upon completion of the sale of its ships in June.